Exhibit 21

ARRIS International plc & Subsidiaries

(as of March 1, 2019)

ARRIS International plc, (UK), stock is publicly traded

ARRIS Financing II S.á r.L (Luxembourg)

ARRIS Holdings S.à r.L (Luxembourg)

ARRIS Ireland Financing Unlimited Company (Ireland)

ARRIS Hungary Kft. (Hungary)

ARRIS U.S. Holdings, Inc. (Delaware)

Pace Americas Investments LLC (Delaware)

ARRIS Ruckus Government Solutions, Inc. (Delaware)

Ruckus Wireless, Inc. (Delaware)

Brocade Israel Ltd (Israel)

Ruckus Wireless IL Ltd (Israel)

Brocade Communications Systems KK (Japan)

Ruckus Wireless Japan GK (Japan)

Ruckus Wireless International, Inc (Delaware)

Australia Branch.

Hong Kong Branch

Taiwan Branch

Ruckus Wireless Technology Ltd. (Cayman)

Brocade Communications Systems Taiwan Ltd. (Taiwan)

Brocade Communicaatahenations Singapore Pte. Ltd.

Ruckus Wireless Singapore Pte. Ltd.

Ruckus Wireless Network Technology (Shenzhen) Co. Ltd. (China)

Ruckus Wireless Private Ltd. (India)

Ruckus Wireless UK Ltd. (UK)

ARRIS Solutions, Inc. (Delaware)

ARRIS Broadband Solutions, Ltd. (Israel)

ARRIS Group Europe Holding B.V. (Netherlands)

ARRIS Group B.V. (Netherlands)

France Branch

ARRIS International Iberia S.L. (Spain)

ARRIS Group de Mexico S.A. de C.V. (Mexico)

C-COR Solutions Pvt. Ltd. (India) - dormant

Worldbridge Broadband Services S. de R.L. e C.V. (Mexico) - dormant

ANTEC International Corporation (Barbados) - dormant

Kenati Technologies, Inc. (Delaware)

2Wire Development Center Private Limited (India)

ARRIS Technology, Inc. (Delaware)

Malaysia Branch

ARRIS Enterprises LLC (Delaware)

ARRIS Global Services, Inc., (Delaware)

ARRIS Telecomunicações do Brasil Ltda (Brazil)

ARRIS Group Japan K.K. (Japan)

ARRIS Communications Ireland Limited (Ireland)

ARRIS Technology (Shenzhen) Co., Ltd. (China)

Beijing Branch

Shanghai Branch

Jerrold DC Radio, Inc. (Delaware)

ARRIS Poland Sp. z o.o. (Poland)

ARRIS Solutions Spain S.L. (Spain)

ARRIS de Argentina S.A. (Argentina)

ARRIS Telecomunicaciones Chile Ltda. (Chile)

ARRIS de Colombia S.A.S. (Colombia)

ARRIS de Peru SRL (Peru)

ARRIS Group Australia Pty. Ltd. (Australia)

ARRIS Hong Kong Limited (Hong Kong)

ARRIS Group Korea, Inc. (Korea)

ARRIS Solutions Malaysia Sdn Bhd (Malaysia)

ARRIS Singapore Pte. Ltd. (Singapore)

ARRIS Solutions U.K. Ltd. (U.K.)

U.A.E. Branch, Dubai

ARRIS Canada, Inc. (Canada)

ARRIS Solutions Saudi Arabia Limited

ARRIS Solutions Switzerland GmbH

ARRIS Solutions Denmark ApS

ARRIS Global Procurement Ltd. (Hong Kong)

Singapore Branch

Taiwan Branch

GIC International Capital LLC (Delaware)

ARRIS Solutions Germany GmbH (Germany)

ARRIS Sweden A.B. (Sweden)

GIC International Holdco LLC (Delaware)

ARRIS del Ecuador S.A. (Ecuador)

ARRIS de Guatemala S.A. (Guatemala)

ARRIS Belgium BVBA (Belgium)

ARRIS Solutions Portugal Unipessoal Ltd. (Portugal)

ARRIS New Zealand Ltd. (New Zealand)

ARRIS Telekomunikasyon Cihazlari Limited Sirketi (Turkey)

ARRIS Group Russia LLC (Russia)

ARRIS Taiwan, Ltd. (Taiwan)

ARRIS Global Ltd. (UK)

Pace Aus Pty. Ltd. (Australia)

ARRIS Group India Private Limited (India)

Pace Asia Pacific Ltd. (Hong Kong)

Pace Electronic Devices Technology Consulting (Shenzhen) Co. Ltd. (China)

Latens Services Ltd. (UK – N. Ireland)

Latens Systems Ltd. (UK – N. Ireland)

Latens Systems (India) Private Limited (India)

Pace Micro Technology Ltd. (UK)

ARRIS STB Mexico S.A. de C.V. (Mexico)

ARRIS International IP Ltd. (UK)

ARRIS Indústria Eletrônica do Brasil Ltda (Brazil)

ARRIS Solutions France S.A.S. (France)

Pace Asia Home Networks Sdn. Bhd. (Malaysia)

Pace Advanced Consumer Electronics Ltd. (UK)

Pace East Trading Ltd. (UK)

Pace International ME FZE (U.A.E.)

Pace Distribution (Overseas) Ltd. (UK)

Pace Overseas Distribution Ltd. (UK)

ARRIS South Africa (Pty) Ltd. (S. Africa)